EX-FILING
FEES
Calculation of Filing Fee Tables
Form
S-3
(Form Type)
Nordson Corporation
(Exact Name of Registrant as Specified in its Charter)
Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Newly Registered Securities

Fees to be Paid	Debt	4.500% Senior Notes due 2029	457(r)	$600,000,000	99.807%	$598,842,000	0.0001476	$88,389.08

Fees Previously Paid

	Total Offering Amounts					$598,842,000		$88,389.08

	Total Fees Previously Paid

	Total Fee Offsets

	Net Fee Due							$88,389.08

(1)
In accordance with Rules 456(b) and 457(r) of the Securities Act of 1933, as amended (the “Securities Act”), the registrant initially deferred payment of all of the registration fee in respect of the base prospectus filed with, and forming a part of, the Registration Statement on Form S-3ASR (SEC File No. 333-274340) filed on September 5, 2023.